Exhibit 99.1

April 24, 2018

Liberty Broadband Corporation to Hold Annual Meeting of Stockholders

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK)  will be holding its Annual Meeting of Stockholders on Thursday,  May 24, 2018, at 8:00 a.m. M.D.T., at the corporate offices of Liberty Broadband Corporation,  12300 Liberty Blvd., Englewood, Colorado 80112.  The record date for the meeting is 5:00 p.m., New York City time, on April 2, 2018. The annual meeting will not be webcast.

About Liberty Broadband Corporation

Liberty Broadband Corporation’s (Nasdaq: LBRDA, LBRDK) businesses consist of its interest in Charter Communications and its subsidiary Skyhook (formerly TruePosition).

Liberty Broadband Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Broadband Corporation